                                                                 EXHIBIT 10.8(b)

                                AMENDMENT NO. 1
                                     TO THE
                    PATENT AND TECHNOLOGY LICENSE AGREEMENT


     This is AMENDMENT NO. 1 effective this 1st day of September, 1996, ("EFFECTIVE AMENDMENT NO. 1 DATE") to the Patent and Technology License Agreement dated July 20, 1994 (hereinafter referred to as the "AGREEMENT"), by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "MDA"), located at Houston, Texas, and which is a component institution of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") which is governed by a BOARD OF REGENTS (hereinafter referred to as "BOARD") and INTROGEN THERAPEUTICS, INC., located at 301 Congress Avenue, Suite 1850, Austin, Texas 78701 (hereinafter referred to as "LICENSEE").


                                    RECITALS

A. BOARD is the owner of the PATENT AND TECHNOLOGY RIGHTS of the invention(s) listed in ATTACHMENT A hereto ("INVENTION(s)").

B. LICENSEE is a company interested in the development and commercialization of new technologies directed to the treatment of cancer, and other threatening diseases, to which end LICENSEE, MDA and BOARD entered into the AGREEMENT noted hereinabove.

C. LICENSEE wishes to add the INVENTION(s) to its rights and obligations under the AGREEMENT.

D. BOARD wishes to grant LICENSEE rights to the INVENTION(s) under the AGREEMENT to promote its practical development for the benefit of the MDA's patients and for the benefit of the people of the state of Texas.

E. The definitions set forth in the AGREEMENT shall apply in this AMENDMENT NO. 1, except to the extent that a definition herein is specific to this AMENDMENT NO. 1.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

                                 AMENDED TERMS

1. Attachment A to the AGREEMENT is hereby amended by adding to the LICENSED SUBJECT MATTER thereof the INVENTION(s) listed in Schedule A of this Amendment.

2. In addition to the reimbursements for patent expenses provided for under the AGREEMENT and all other amendments thereto, LICENSEE shall reimburse MDA within thirty (30) days of the EFFECTIVE DATE of this AMENDMENT NO. 1 for [*] outstanding and unreimbursed patent expenses related to the INVENTION(s) and shall further reimburse MDA for all future and continuing patent expenses for the INVENTION(s) pursuant to Article 4.1(a) of the AGREEMENT for the term of the AGREEMENT, pursuant to invoicing by MDA.

     OTHERWISE, the terms and provisions of the original AGREEMENT thereto shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this AMENDMENT NO. 1 and the AGREEMENT, the terms and conditions of the AGREEMENT shall prevail.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THEIR DULY AUTHORIZED REPRESENTATIVES TO EXECUTE THIS AMENDMENT NO. 1.

THE UNIVERSITY OF TEXAS                      BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                  UNIVERSITY OF TEXAS SYSTEM

By: /s/ DAVID J. BACHRACH                    By: /s/ CHARLES B. MULLINS, M.D.
   --------------------------                   --------------------------------
     David J. Bachrach                            Charles B. Mullins, M.D.
     Executive Vice President                     Chancellor
     for Administration and Finance

APPROVED AS TO CONTENT                        APPROVED AS TO FORM

By: /s/ WILLIAM J. DOTY                       By: /s/ DUDLEY R. DOBIE, JR.
   --------------------------                    ------------------------------
     William J. Doty                              Dudley R. Dobie, Jr.
     Director, Technology Development             Manager, Intellectual Property

INTROGEN THERAPEUTICS, INC.

By: /s/ DAVID G. NANCE
   --------------------------
     David G. Nance
     President


     [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                   SCHEDULE A

Patent and Technology rights for U.S. and Foreign Patent Application entitled:

                                      [*]

    [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       3
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                    COMMERCIAL MATERIALS TRANSFER AGREEMENT

1. The parties of this Agreement are: Introgen Therapeutics, 8080 North Stadium Drive, Suite #1200, Houston, Texas, USA, 77054, hereinafter "RECIPIENT", and McMaster University, 1280 Main Street West, Hamilton, Ontario, Canada, hereinafter "McMaster".

2.  The material ("Material") that is covered by this Agreement includes:

       a) Plasmids (described in Attachment A), the sequence and map of such plasmids and the bacterial cell strain to propagate such plasmids.

       b) any related biological material or associated know-how and data that will be received by RECIPIENT from SCIENTIST, namely Dr. Frank Graham and colleagues as McMaster University. As reasonably requested by RECIPIENT from time to time during the terms of this agreement, McMaster agrees to deliver to RECIPIENT reasonable quantities of the Material at the prices specified in Attachment A.

3. The Material shall be used in research and development activities of RECIPIENT.

4. RECIPIENT will make payment to McMaster University in the amount of $1000 dollars in U.S. currency per year, for a period of [*], in consideration for the Material. McMaster shall be in receipt of the financial consideration within forty-five (45) days of the execution date of this Agreement. Should such consideration not be received by McMaster from RECIPIENT during this forty-five (45) day period, and within fifteen (15) days after McMaster notifies RECIPIENT of such nonpayment, McMaster shall have the right to terminate this Agreement.

5. RECIPIENT shall not distribute or release the Material to any person other than laboratory personnel under RECIPIENT's or RECIPIENT's contractor's supervision, and hereby agrees that no one will be allowed to take or send this Material to any other location not controlled by RECIPIENT or RECIPIENT's contractor, unless written permission is obtained from the SCIENTIST and the Director, Office of Research Contracts and Intellectual Property at McMaster. This Material is made available for research and development use only. The Material will not be used in human beings. RECIPIENT agrees that the Material will not be used for any other purpose.


       [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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6.  This Agreement and the resulting transfer of Material constitute a license to use the Material solely for research and development purposes. Subject to the provisions in paragraph 8, RECIPIENT agrees that nothing herein shall be deemed to grant to either any rights under McMaster patents or any rights to use the Material in a commercial product.

7. Subject to the provisions in paragraph 8, RECIPIENT shall have no rights in the Material other than as provided in this Agreement, and at the written request of McMaster, RECIPIENT will return all unused Material.

8. RECIPIENT will provide McMaster with a draft manuscript describing the results of research describing nonpublic aspects of the materials should such a manuscript be prepared. RECIPIENT agrees to maintain the confidentiality of any information respecting the Material, with the exception, however, that if it is desired to publish or otherwise disclose such information in a noncommercial scientific communication, RECIPIENT will provide McMaster with a copy of any manuscript or abstract disclosing such information, prior to submission thereof to a publisher or to any third party, and in any case, not less than forty-five (45) days prior to any public disclosure, for the purpose of protecting proprietary or intellectual property of McMaster or RECIPIENT that might be contained in such information. If publication results from research using the Material, RECIPIENT agrees to acknowledge SCIENTIST and/or give credit to SCIENTIST, as scientifically appropriate, based on any direct contribution they may make to the research. McMaster agrees that it will reference or acknowledge RECIPIENT's publications, as scientifically appropriate, in its publications, which may refer to the data developed by RECIPIENT. RECIPIENT shall not be required to provide McMaster with RECIPIENT's trade secrets, confidential or proprietary information.

9. In the event that RECIPIENT desires to obtain a license from McMaster to use the Material for commercial purposes other than the research and development activities permitted hereunder, RECIPIENT will promptly notify the DIRECTOR, Office of Research Contracts and Intellectual Property at McMaster, and notify the Director of SCIENTIST's role as supplier of the Material. Upon such request, McMaster agrees to grant to RECIPIENT a license for such purposes on commercially reasonable terms and conditions, it being understood that the amounts to be paid to McMaster under such license shall not exceed [*] per year.

10. The Material is experimental in nature, and it is provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. McMaster MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

       [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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11. In no event shall McMaster be liable for any use by RECIPIENT of the
        Material or any loss, claim, damage or liability, or whatsoever kind or nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Material.

12. RECIPIENT will use the Material in compliance with all laws and governmental regulations and guidelines applicable to the Material for work with McMaster. When the Material is used in the United States, RECIPIENT will comply with current NLH guidelines, relating to the use of the Material.

13. This Agreement is not assignable, without the prior written consent of the Director, Office of Research Contracts and Intellectual Property at McMaster. Notwithstanding the foregoing, RECIPIENT may assign or transfer its rights and obligations under this Agreement to a party that succeeds to all or substantially all of RECIPIENT's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise provided that such successor agrees in writing to be bound by the terms and conditions of this agreement.

14. Microbix warrants and represents that it has been authorized to sign this Agreement on behalf of McMaster.

15. This agreement may be extended by RECIPIENT upon written notice to McMaster, in which case RECIPIENT may continue to use the materials as set forth herein during the term of such extension for so long as RECIPIENT pays the annual maintenance fee set forth in Section 4 above.

16. Each party hereto agrees not to disclose any terms of this Agreement to any third party without prior consent of the other party, except as required by securities or other applicable laws, to prospective investors and to such party's accountants, attorneys and other professional advisors, or otherwise under reasonable conditions of confidentiality.

FOR McMaster University                              FOR Introgen Therapeutics




/s/ WILLIAM J. CASTLE                                 /s/ MAHENDRA G. SHAH V.P.
------------------------                              -------------------------
William J. Castle                                     (Name and Title of
President and Chief                                   Authorized Representative)
Executive Officer
Microbix Biosystems, Inc.

Date: December 10, 1996                                Date: 12/6/96
     -------------------                                   -------------------

Attachment A

Effective May 31, 1996
PLASMID PRICE LIST

          [*]

    [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Also available are Plasmid Gene Sequences on 3.5" Diskettes, DOS formatted, WordPerfect 5.1.

[*]

NOTE: All prices are in U.S. Dollars.


Shipping Charges:

Shipping of plasmids and disks only will be by registered mail at a cost of [*] USD.

Shipping cost for [*] cells are [*] in North America, [*] for all other international locations.

(Includes dry ice, container and transportation costs).


Payment Terms:

Payment for any of the Adenovirus vector system must be made in advance to Microbix Biosystems, Inc.

We will accept cheques or direct payment to our bank account as follows:

                                Bank of Montreal
                                877 Lawrence Avenue East
                                Don Mills, Ontario, Canada
                                M3C 2T3
                                Account #:  03172-001-4601-028
                                Transit #:  317

Purchase orders will be shipped once payment has been confirmed, and the Materials Transfer Agreement is executed and returned to Microbix.

To place orders, please telephone Microbix Biosystems, Inc. at 416-234-1624 or fax 416-234-1626.

    [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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     A licence fee will apply to each kit and be remitted by the end of the first month of each year. Microbix will request payment in the 12th month of the current year for the next year of the agreement. Each licence agreement will be for a minimum of [*]. Agreements can be renewed and will be renegotiated at that time. If an agreement expires, the investigator is expected to destroy the materials.

        Kit              Licence Fee Per Year

         A                    [*]

         B                    [*]

         C                    [*]


    [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.